UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 22, 2015

Hansen Medical, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33151	14-1850535
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

800 East Middlefield Road, Mountain View, California		94043
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(650) 404-5800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 12, 2015, at the Annual Meeting of Stockholders of Hansen Medical, Inc. (the "Company"), the stockholders approved a series of alternate amendments to the Company’s Certificate of Incorporation (the "Certificate") to effect, at the discretion of the Company’s Board of Directors (the "Board"), a reverse stock split of the Company’s common stock whereby each outstanding four, six, eight or ten shares would be combined into one share of common stock and a proportional reduction in the number of authorized shares of common stock. On September 18, 2015, the Board approved a reverse stock split of Company’s outstanding shares of common stock at a ratio of one-for-ten (the "Reverse Stock Split") and the related amendment to the Certificate providing for the combination of each outstanding ten shares of Company common stock into one share of Company common stock. The amendment to the Certificate (the "Amendment") was filed with the Secretary of State of the State of Delaware on September 22, 2015, decreasing the Company’s authorized common stock from 300,000,000 to 30,000,000. Reference is made to the Amendment, which is attached to this Report as Exhibit 3.1.

Item 8.01 Other Events.

On September 18, 2015, the Board approved the Reverse Stock Split which became effective at 5:00 p.m. Eastern Time on September 22, 2015 (the "Effective Time"). At the Effective Time, each holder of Company common stock received, for every ten shares of Company common stock held prior to the Effective Time, one share of Company common stock, subject to adjustment in respect of fractional shares. No fractional shares were issued in connection with the Reverse Stock Split. Instead, each stockholder otherwise entitled to receive a fractional share received the right to payment, in lieu of such fractional share, of cash equal to such fraction multiplied by $5.19, which is the average of the high and low trading prices of the Company common stock on the NASDAQ Global Market during regular trading hours for the five trading days immediately preceding the Effective Time multiplied by ten. As a result of the Reverse Stock Split, the number of outstanding shares of the Company’s common stock as of September 22, 2015 was reduced from 188,657,252 to approximately 18,865,700. The par value of each share of common stock remains unchanged.

Holders of Company common stock who hold in "street name" in their brokerage accounts and holders of Company common stock who own their shares in electronically recorded registered (DRS) form do not have to take any action as a result of the Reverse Stock Split. Their accounts will be automatically adjusted to reflect the number of shares owned. A letter of transmittal relating to the Reverse Stock Split will be sent to record holders of certificates of Company common stock. Stockholders who receive this letter of transmittal should follow the instructions in that letter to receive their new stock certificates and cash payment in lieu of fractional shares. Trading in the Company’s common stock on a split-adjusted basis will begin at the market open on September 23, 2015. The Company’s common stock will continue trading on the NASDAQ Global Market under the symbol "HNSN" but was assigned a new CUSIP number (411307200).

Item 9.01 Financial Statements and Exhibits.

Exhibits

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hansen Medical, Inc.

September 22, 2015	By:	/s/ Christopher P. Lowe

Name: Christopher P. Lowe
Title: Interim Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

3.1	Certificate of Amendment, dated September 22, 2015